                                                                    EXHIBIT 23.9




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to the Dividend Reinvestment and Direct Share Purchase Plan of Entertainment Properties Trust and to the incorporation by reference therein of our report dated January 13, 1998, with respect to the financial statements and schedule of Entertainment Properties Trust included in its Annual Report (Form 10-K) for the period ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP


Kansas City, Missouri
January 29, 1999